CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Intelligroup, Inc.:

     As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-31809, 333-56143, 333-67583 and 333-73051.

                                   ARTHUR ANDERSEN LLP

Princeton, New Jersey
March 30, 1999